UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 – K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 27, 2012

PEOPLES FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	01-12103	64-0709834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 Lameuse Street Biloxi, MS		39530
(Address of Principal Executive Offices)		(Zip Code)

(228) 435-5511

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Addresss, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 5.07. Results of Shareholder Vote

The Annual Meeting of Shareholders of Peoples Financial Corporation was held on April 25, 2012. There were 5,136,918 shares entitled to vote at the Annual Meeting. Except in the election of directors, each share of common stock entitles the holder thereof to one vote on each matter presented at the Annual Meeting. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. The matters voted upon and the results of the vote were:

(a) Election of five directors to hold office for a term of one year:

	Approve	Disapprove	Abstain	Not Voted (1)	Outstanding
Drew Allen	3,677,331.918		363,267.665	1,096,318.417	5,136,918.000
Rex E. Kelly	4,016,754.204	2,970.714	20,874.665	1,096,318.417	5,136,918.000
Dan Magruder	3,631,125.918		409,473.665	1,096,318.417	5,136,918.000
Jeffrey H. O’Keefe	4,017,964.068	1,760.850	20,874.665	1,096,318.417	5,136,918.000
Chevis C. Swetman	3,533,613.918		506,985.665	1,096,318.417	5,136,918.000

(1) Includes broker non-votes of 371,491.

(b) Appointment of Porter Keadle Moore, LLC as the independent public accountants:

Approve	4,388,928.968
Disapprove	17,451.000
Abstain	5,710.615
Not Voted	724,827.417

Total Shares Outstanding	5,136,918.000

(c) Transaction of other business:

Approve	3,849,908.580
Disapprove	538,614.157
Abstain	23,567.846
Not Voted	724,827.417

Total Shares Outstanding	5,136,918.000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2012	PEOPLES FINANCIAL CORPORATION

	By:	/s/ Chevis C. Swetman
Chevis C. Swetman
Chairman, President and CEO